OMNIBUS FIRST AMENDMENT TO
                       PURCHASE AND DEVELOPMENT AGREEMENT


         This Omnibus First Amendment to Purchase and Development Agreement ("Amendment") is entered into as of the 6th day of March, 2000 by and among AMERICAN SKIING COMPANY, a Delaware corporation having an office at Sunday River Road, Bethel, Maine 04217 ("Seller") and AMERICAN SKIING COMPANY RESORT PROPERTIES, INC., a Maine corporation having an office at Sunday River Road, Bethel, Maine 04217 ("Owner") and MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation having an office at 6649 Westwood Boulevard, Suite 500, Orlando, Florida 32821 ("Purchaser").

                                    RECITALS

         WHEREAS,  Seller,  Owner and  Purchaser  have entered into that certain
Purchase and Development Agreement dated as of the 22nd day of July, 1998 ("Contract");

         WHEREAS, the multi-faceted Contract contemplates and defines a relationship among the parties which would result in, among other things, (i) the sale and purchase of various development sites at ski areas owned by Owner;
(ii) the marketing of Purchasers' Timeshare Interests (as defined in the Contract) on a system-wide basis at Seller Resorts (as defined); (iii) access to Purchaser developed and controlled resorts by the Seller for purposes of marketing Seller Timeshare Interests (as defined); (iv) an exclusive opportunity for Purchaser to develop additional sites at Seller Resorts, beyond the five (5) specific sites referred to in Exhibit A of the Contract; and (v) a long term relationship among the parties relating to the future development of suitable properties and the sale and marketing of interests therein;

         WHEREAS, the parties now desire to modify certain of the terms, provisions, obligations, benefits and burdens of the Contract as specifically, and only to the extent, set forth below; the overall objective of the parties in entering into this Amendment being to (i) reduce the scope and breadth of the Contract; (ii) eliminate unintended or unforeseen consequences thereof; (iii) omit terms and provisions which may have been necessary and desirable upon execution of the Contract, but which have become unnecessary and undesirable at this time; and (iv) retain, as amended, or as to be further amended as set forth herein, those terms and provisions of the Contract relative to more site specific and less "global" acquisition, development and marketing opportunities.

                               AMENDMENT AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, agreements, covenants and conditions herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Seller, Owner and Purchaser agree to amend the Contract as follows:

                                    ARTICLE I
                                  INTRODUCTION

         Section 1.1 Recitals. The recital paragraphs set forth above are incorporated herein by this reference and made a part of this Amendment as if repeated herein in toto.

         Section 1.2 Definitions. All terms used herein shall have the meanings set forth in the Contract and, in particular, Exhibit B thereto, unless expressly modified or defined anew herein.

     The following definitions are redefined as set forth herein:

     Entitlements: The definition of Entitlements is amended by deleting the second sentence thereof, and is further amended by adding the following language at the end of such definition: "Notwithstanding the foregoing, Seller may satisfy its obligation to provide utilities, as part of the Entitlements, subsequent to Purchaser's certification to Seller that it has completed its due diligence, but in all cases prior to the conveyance of the specific development sites. The provision of utilities shall in all cases remain a condition precedent to Purchaser's obligation to close on the Real Property in question.

     Initial Resorts: The definition of Initial Resorts is deleted and replaced in each instance by the term "Target Seller Resorts."

     Liquidated Damages: The definition of Liquidated Damages is amended to provide as follows: Liquidated Damages means, with respect to each Real Property parcel, the Fixed Purchase Price for such parcel calculated in accordance with
Section 4.1, exclusive of the Royalty Fee. In the event Purchaser shall, in its sole discretion, select Liquidated Damages as a remedy against Seller,
Purchaser's right to such Liquidated Damages shall only be exercised via a reduction in the Purchase Price.

     Real Property: The third sentence of the definition of the term Real Property is hereby deleted. In addition, Exhibit A to the Contract shall be and hereby is amended and replaced with Exhibit A to this Omnibus First Amendment.

     Seller: Seller means American Skiing Company, a Delaware corporation.

         Section 1.3 References. References to section or articles set forth herein shall be deemed and understood to mean references to the corresponding sections or articles in the Contract, unless specifically described otherwise.

                                   ARTICLE II
                     PURCHASE AND SALE OF DEVELOPMENT RIGHTS

         Section 2.1 Purchase and Sale. While the parties continue to intend that Development Rights be conveyed from Seller to Purchaser, the conveyance shall, prospectively, be on a site-by-site basis, at the Target Seller Resorts as defined and more fully discussed herein. The conveyance and transfer of Development Rights shall continue to be by an Assignment of Development Rights (in the form of a recorded Memorandum of Contract or similarly titled document) which shall be recorded only against the Target Seller Resorts. The three (3) Seller Resorts where Development Rights are to be conveyed from Seller and/or Owner to Purchaser are (i) Heavenly Valley, Lake Tahoe, Nevada/California (exclusive of the Park Avenue Redevelopment District in South Lake Tahoe), (ii) Killington, Killington, Vermont, and (iii) Steamboat, Steamboat Springs, Colorado. These three ski resort areas are hereinafter collectively referred to as the "Target Seller Resorts". The parties hereto shall exercise their respective best efforts, for a period of one hundred five (105) days from the First Amendment Closing Date, as defined in Section 8.4 below, to identify and resolve all remaining material terms of each respective purchase transaction, to the extent not specifically and expressly resolved herein. Among those material terms are, without limitation, the specific boundary lines of each site as well as those issues identified in Article IX hereof. Upon the identification and resolution of all such issues, the parties hereto shall execute a Second Amendment to Purchase and Development Agreement, which when combined with the provisions set forth herein, together with the unmodified provisions of the Contract, shall constitute the sale and purchase agreement for each of the subject Target Seller Resorts. In the event the parties are unsuccessful in identifying and resolving all remaining issues, with respect to the three (3) Target Seller Resorts, then the existing Contract shall remain in full force and effect, except to the extent modified by the terms of this Amendment, and the parties shall pursue their rights, and be subject to liability, under the terms thereof, as hereby amended. The parties recognize that, notwithstanding their respective best efforts to conclude a transaction for sites at all three (3) Target Seller Resorts, they may succeed in arriving at an agreement on fewer than all three (3) properties during the one hundred five (105) day period mentioned above, whereupon the existing Contract, as amended, would remain in place, with the following additional modifications: (i) should the parties arrive at an agreement with respect to sites at either one or two Target Seller Resorts (but not all three) and should Purchaser acquire title to those one or two sites pursuant to the Contract, as amended, then the remaining Target Seller Resort(s) (for which there is no agreement as to the acquisition of a site) shall be released from any encumbrance in the form of a recorded memorandum (or assignment of development rights, as applicable) of the Contract as amended and the non-marketing related provisions of the Contract shall terminate as to those released Target Seller Resorts; (ii) should the parties arrive at an agreement with respect to sites at either one or two Target Seller Resorts (but not all three) and should the Purchaser not close on the transfer of title to at least one site for any reason whatsoever other than a willful breach of the Contract on its part (as distinguished from the non-satisfaction of a condition precedent, for example), then the encumbrance created by having recorded a memorandum of the Contract (or assignment of development rights, as applicable) shall be released from the Target Seller Resort(s), with the exception of the specific subject site(s) identified in a second or future Contract amendment, as to which site(s) the encumbrance shall remain in place, together with the Contract as amended; (iii) should the parties be unsuccessful in their efforts to conclude an agreement relative to at least one (1) of the three (3) Target Seller Resorts, then, notwithstanding any other provision of the Contract, Seller and Owner may, within the time period set forth below, cancel the existing Contract, as amended, by notifying Purchaser of their election to cancel and including with said notice an assurance that they shall deliver the following certified checks to Purchaser within nine (9) months of the giving of the notice, whereupon (after receipt of the certified checks), the encumbrance of the Contract shall be released: (a) $1,500,000.00, representing a Contract cancellation fee, and (b) $640,000.00 plus interest thereon from the Effective Date, at the rate of eight percent (8%) per annum, representing the return of the good faith Deposit, as more fully discussed in Section 4.3 below. Any such notice from Seller/Owner to Purchaser must be in writing and must be given within ninety (90) days of the expiration of the ninety (90) day period referred to above. In the event of cancellation pursuant to clause (iii) of this paragraph, then, upon Purchaser's receipt of the sums set forth in that clause, any Collateral in Purchaser's possession shall be returned to Seller, and Purchaser and Seller shall deliver mutual releases to each other releasing each party from any further liability hereunder.

         Section 2.2 Existing Encumbrances. Subject to the following sentence, Purchaser shall, at the First Amendment Closing, as defined below, deliver to Seller executed Releases, in recordable form, of any existing Memoranda of Contract, signed by Purchaser and pertaining to the Contract, currently encumbering the non-Target Seller Resorts, as well as the sites commonly referred to as the "Christie B" and "Tennis Meadow" sites at the Target Seller Resort known as Steamboat in Colorado. Notwithstanding the foregoing, the Memoranda of Contract encumbering the Target Seller Resorts (excluding the two specific Steamboat sites listed in the preceding sentence) shall remain and continue as an encumbrance on such sites. After the execution of the Second Amendment to Purchase and Development Agreement, Purchaser shall not unreasonably withhold its consent to a request from Seller for a release of one or more sites at the Target Seller Resorts, when such site(s) is being conveyed for the development of Seller Timeshare Interests or for commercial use. Upon acquisition (Closing) of a development parcel by Purchaser at a Target Seller Resort, the Memorandum of Contract shall be released from the remaining Real Property at such Target Seller Resort.

         Section 2.3 Transfer of Plans. For a period of twenty-four (24) months from the date of this Amendment, Seller/Owner shall have the right, subject to the terms and conditions set forth in this Section, to purchase from Purchaser the construction plans and other materials listed on Exhibit B hereto (collectively, the "Plans"). Such right to purchase the Plans may be exercised prior to the First Amendment Closing Date or any time thereafter for a period not to exceed twenty-four (24) months from the date of this Amendment. In the event Seller/Owner fails to exercise the right to purchase the Plans prior to the First Amendment Closing Date, Purchaser shall be permitted to sell the Plans to a third party for any amount Purchaser is willing to accept. In the event Purchaser agrees to sell the Plans to a third party for a fixed purchase price (the "Third Party Price"), Purchaser shall first give notice to Seller of its intention to sell the Plans (which notice shall include a certification as to the Third Party Price), coupled with an opportunity, not to exceed thirty (30) days from the receipt of Purchaser's notice, for Seller to notify Purchaser that Seller will, in fact, proceed with a purchase of the Plans. If Seller so notifies Purchaser of its intent to purchase the Plans (thereby preventing their sale to a third party), then (a) Seller shall close on such purchase within fifteen (15) days of its notice to Purchaser; and (b) Seller shall pay to Purchaser, in Immediately Available Funds, the lesser of $1,250,000 or the Third Party Price. If Seller elects to not purchase the Plans, the Purchaser may proceed to sell them to the third party for not less than the Third Party Price. In the event Seller notifies Purchaser of its intent to purchase the Plans, but then fails to do so as required herein, the Seller's right to purchase the Plans, under any condition, shall be deemed terminated.

                  2.3.1 The purchase price for the Plans, subject to the immediately preceding paragraph, shall be $1,000,000 if paid at the First Amendment Closing or $1,250,000 if paid after the First Amendment Closing (and within twenty-four (24) months from the date of this Amendment). In all cases, the purchase price for the Plans shall be paid in Immediately Available Funds.

                  2.3.2 Absent an acceptable offer to purchase the Plans received from a third party, as contemplated by
                           Section 2.3 above, Seller's right to purchase the Plans shall be exercised by a written notice to Purchaser, which notice shall include a date for closing on the transfer (which date shall not be less than ten (10) nor more than sixty (60) days following the receipt by Purchaser of Seller's notice). The Closing shall take place at Purchaser's offices.

                  2.3.3 At the Closing, Seller shall deliver the purchase price, as set forth above and Purchaser shall deliver, by Bill of Sale or similar document, title to the Plans free and clear of any encumbrance or restrictions, together with all originals (to the extent in Purchaser's possession) and all copies of the Plans. Purchaser shall also deliver to Seller such further instruments and consents as Seller may reasonably request to effectuate this transfer or Seller's full use of the Plans.

                  2.3.4

                    Seller and Owner hereby acknowledge that they have reviewed, and are familiar with, the contents of the Plans. Seller and Owner understand and acknowledge that Purchaser makes no representation or warranty, expressed or implied, as to the quality, accuracy, completeness or reliability of the Plans provided, however, that the Plans delivered to Seller include not less than those items set forth on Exhibit B. Seller and Owner agree that Purchaser shall not have any liability to the Seller or Owner relating to or resulting from the sale or use of the Plans. Moreover, Seller and Owner hereby indemnify and save harmless the Purchaser and any and all persons or entities directly or indirectly related thereto, from and against any and all claims, losses, liabilities, damages, judgments, costs expenses (including, without limitation, attorneys' fees and disbursements) in connection with the sale or use of the Plans. Purchaser represents that it is the owner of the Plans and that no fees or other compensation remain due and owing thereon, or will be due or owing upon transfer of the Plans to Seller.

                  2.3.5 The provisions of this Section shall survive the termination or expiration of the Contract, as amended from time to time.

                                   ARTICLE III
                       PURCHASE AND SALE OF REAL PROPERTY

         Section 3.1 Purchase and Sale of Real Property. The parties hereto shall, in good faith, employ their respective best efforts to identify specific development sites at the Target Seller Resorts, consistent with Purchaser's Contemplated Use. The parties expressly acknowledge that the Real Property parcels identified in Exhibit A to the Contract may not, in each case, be a suitable development site and Seller, Owner and Purchaser are hereby released from any specific obligation to convey or acquire those specific parcels. In the event one or more Target Seller Resort(s) site is identified and agreed upon, then the conveyance of such site(s) shall be on the terms and conditions set forth in the Contract, with such exceptions as may be agreed to by Purchaser in site-specific agreements contemplated in Section 2.1 hereof, including, without limitation, being subject only to the Permitted Exceptions and the restrictions set forth in the Contract.

                                   ARTICLE IV
                                  CONSIDERATION

         Section 4.1 Purchase Price. The Purchase Price to be paid by Purchaser to Owner for any development site conveyed pursuant to Section 3.1 above shall be the sum of Eighteen Thousand Dollars ($18,000.00) per Unit, plus the Royalty Fee.

         Section 4.2 Payment Structure. For each Target Seller Resort site conveyed by Owner or Seller to Purchaser pursuant hereto, Purchaser shall pay $720,000.00 in Immediately Available Funds upon the conveyance of title to such site (Closing) and, in the case of a 200 Unit project, for example, an equal amount on the first through the fourth anniversary of each such closing until a total of $3,600,000.00 has been paid for each site. In the case of a development containing a different number of Units (other than 200), payment shall be made in five (5) equal annual installments, beginning on the date of Closing, based on a formula of $18,000.00 per Unit. These payments shall comprise the Fixed Purchase Price, as defined in the Contract. Subject to Section 4.3 below, all amounts previously paid by Purchaser to Seller or Owner, including payment by execution and delivery of a promissory note, shall be returned in full to Purchaser at or before the First Amendment Closing.

         Section 4.3 Earnest Money Deposit. Pursuant to Section 4.2 of the Contract, Purchaser has paid to Seller/Owner a cash payment of $1,600,000 as well as delivering a full recourse promissory note evidencing a debt of $6,400,000 (the "Note"). Pursuant to Section 8.3.2 hereof, the Note shall be returned to Purchaser at the First Amendment Closing. With respect to the cash payment of $1,600,000, the sum of $960,000 shall be returned to Purchaser on or before the First Amendment Closing, pursuant to Section 8.3.1 hereof. The remaining $640,000 shall continue to be held (as set forth herein) as an earnest money deposit toward the total consideration (and applied against the first installment of consideration due from Purchaser) for the three (3) development sites at the Target Seller Resorts (the "Deposit"). Until further refined in the Second Amendment to the Purchase and Development Agreement, the $640,000 total Deposit shall be deemed to be equitably allocated amongst the three Target Seller Resorts, based on the assumptive density of each project. (For example, if the assumptive densities were 200 Units, 150 Units and 100 Units, the total Deposit would be prorated on the basis of the Unit count at each Target Seller Resort). Seller agrees that on or before the First Amendment Closing, it will either (i) deliver to Purchaser a clean, irrevocable Letter of Credit, in form and substance reasonably acceptable to Purchaser, and issued by a commercial lending institution reasonably acceptable to Purchaser or (ii) place the entire earnest money Deposit ($640,000) in an escrow account reasonably acceptable to Purchaser; the acceptability of which shall be based on the entity designated as the escrow agent as well as the terms of the escrow agreement with that entity; or (iii) notify Purchaser of Seller's election to leave the Collateral in the possession of the Purchaser, as opposed to having it returned to Seller; provided that Seller may subsequently, at its option, reacquire the Collateral upon return of the Deposit or a Letter of Credit meeting the requirement of clause (i) above to Purchaser.

         Section 4.4 Collateralizing the Purchase Price. Unless Seller exercises the option set forth in clause (iii) of Section 4.3 above (directing Purchaser to retain possession of the Collateral as security for the repayment of the Deposit), Section 4.4 of the Contract shall, as of the First Amendment Closing Date, be deemed deleted and the documentation referred to therein and in Section
10.1.12 of the Contract ("Collateral") shall be returned to Seller at or before such First Amendment Closing.


                                    ARTICLE V
                            CO-DEVELOPMENT AGREEMENT

         Section 5.1 Marketing and Development. The rights, benefits and burdens set forth in Section 5.2 of the Contract shall be contingent on the parties mutually identifying, and agreeing to, one or more development site(s) or parcel(s) at the Target Seller Resorts and shall begin to run from the date such site(s) becomes the subject of a Second Amendment to Purchase Agreement (as referred to in Section 2.1 above) or other instrument memorializing the parties intent relative to such site(s), with the following modifications:

                  5.1.1 Purchaser's exclusive right to market, promote, rent, exchange and sell Purchaser's Timeshare Interest shall be limited to each Target Seller Resort where the parties have agreed on the conveyance of a specific development site to Purchaser. Such exclusive right shall not extend to non-Target Seller Resorts.

                  5.1.2 The rights and provisions set forth in Sections 5.2(2), 5.2(4), 5.2(5), 5.2(6), 5.2(8), 5.2(9),
                           5.2(11), 5.2(13) and 27.1 of the Contract shall apply solely to those Target Seller Resorts where Purchaser has "contracted" (by virtue of a Second Amendment to Purchase Agreement) to acquire (or has acquired) a development parcel.

         Section 5.2 Deletions. The following subsections of Section 5.2 of the Contract are hereby deemed deleted therefrom: Section 5.2(3), 5.2(7), 5.2 (9), 5.2(12), 5.2(14) and 5.2(16).

         Section 5.3 Resort Programs. Section 5.3 of the Contract shall be deemed, and is hereby, deleted.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         Section 6.1 Deletions. Section 10.1.12, 13.1.4(B), the last sentence of
Section 17.1, clause (i) of Section 18.1, and all of Section 28.1 of the Contract shall be deemed, and is hereby, deleted.

         Section 6.2 Site Identification. Within one hundred five (105) days of the First Amendment Closing Date, as defined in Section 8.4 below, the parties shall make final identification of the Real Property which Purchaser intends to develop at each of the three (3) Target Seller Resorts.

         Section 6.3 Entitlements. From and after the First Amendment Closing Date, Seller shall use its best efforts to do those things necessary to obtain the Entitlements with respect to the Real Property. Seller and Purchaser shall cooperate with one another in Seller's efforts regarding the securing of all applicable Entitlements and shall provide to one another, on an expedited basis, all materials (including, without limitation, plans and architectural renderings) necessary to secure the Entitlements.

         Section 6.4 Failure to Secure Entitlements. If Seller, Owner and Purchaser reasonably believe, following site identification in accordance with
Section 6.2 above and at least six (6) months of diligent efforts on the part of Seller and Owner to obtain Entitlements, that it would not be possible, without extraordinary and unforeseeable expense, to secure Entitlements for any particular parcel of Real Property, Seller or Purchaser may provide written notice of the same to the other. In such event, Purchaser shall have ninety (90) days within which to elect whether: a) to attempt to obtain Entitlements itself for a period of up to 365 days, following which Purchaser shall either acquire such parcel in accordance herewith, or terminate the Contract with respect to such Target Seller Resort, in which case (Contract termination) a pro-rata portion of the Deposit shall be refunded to Purchaser together with all monies expended or incurred by Purchaser in connection with such Target Seller Resort;
b) to terminate the Contract with respect to such Target Seller Resort, in which case a pro-rata portion of the Deposit shall be refunded to Purchaser together with all of the monies expended or incurred by Purchaser in connection with the Target Seller Resort; or c) to acquire such parcel prior to receipt of Entitlements, in which case Seller and Owner's obligations to obtain Entitlements to such parcel shall be relieved.

                                   ARTICLE VII
                                  CROSS DEFAULT

          Section 7.1 Deletions. Section 14.1 of the Contract shall be deemed, and is hereby, deleted.

                                  ARTICLE VIII
                                     CLOSING

         Section 8.1       Deletions.  Sections 17.2.7, 17.2.8, 17.2.9, 17.2.10,
17.2.11 and 17.2.12 shall be deemed, and are hereby, deleted.

         Section 8.2 First Amendment Closing. The term "First Amendment Closing" shall mean the respective execution and delivery of all required documentation pursuant to this Amendment, as more particularly set forth in the following Section.

          Section 8.3 Amendment Closing Documentation. At or before the First Amendment Closing:

         A. The Seller or Owner shall execute and/or deliver to Purchaser the following items:

                  8.3.1    The sum of $960,000 by wire transfer;

                  8.3.2    The   original   promissory   note  in  the  amount
                           of $6,400,000.00   made  by   Purchaser   and
                           previously delivered to Seller; and

                  8.3.3    A Release  of any and all  liability  up to the First
                           Amendment Closing Date, as defined, arising from or pertaining to the Contract, and the Note, except as relates to the obligations and burdens set forth herein and the remaining and unmodified portions of the Contract.

                  8.3.4 An Estoppel Certificate certifying that no default of Purchaser exists under the Contract, as amended hereby.

                  8.3.5 A notice, if applicable, pursuant to Section 4.3(iii) hereof, directing Purchaser to retain possession of the Collateral.

         B. Purchaser shall execute and/or deliver to Seller/Owner the following items:

                  8.3.6 A Release of Memoranda of Contract (or Assignment of Development Rights, as applicable) for the non-Target Seller Resorts, but not for the Target Seller Resorts (but including the "Christie B" and "Tennis Meadows" sites at the Target Seller Resort commonly known as Steamboat);

                  8.3.7    The  Collateral,  as  defined  in  Sections  4.4  and
                           10.1.12  of  the  Contract,   unless   Purchaser  has
                           received a notice from Seller to retain the Collateral under Sections 4.3(iii) and 8.3.5 above; and

                  8.3.8    A Release  of any and all  liability  up to the First
                           Amendment Closing Date, as defined, arising from or pertaining to the Contract, except as relates to the obligations and burdens set forth herein and the remaining and unmodified portions of the Contract.

                  8.3.9 An Estoppel Certificate certifying that no default of Seller or Owner exists under the Contract, as amended hereby.

         Section 8.4 Amendment Closing Date. The term First Amendment Closing Date shall mean March 30, 2000, or such earlier date as the parties may mutually agree.

                                   ARTICLE IX
  ADDITIONAL MATERIAL TERMS OF FUTURE (SECOND) AMENDMENT TO PURCHASE AGREEMENT

         Section 9.1 As discussed in Section 2.1 above, the parties hereto hereby express their agreement to execute a supplemental agreement (in the form of a Second Amendment to Purchase Agreement) setting forth all of the remaining material terms of the conveyance of specific sites at the three Target Seller Resorts. This supplemental agreement would substitute for the corresponding provisions of the Contract, as amended hereby; with the understanding that the Contract (as modified hereby) would remain in full force and effect if not supplemented (by a Second Amendment to the Purchase Agreement) as contemplated herein.

         Section 9.2 Among the additional material terms to be resolved between the parties are, without limitation:

         (i) the allocation of the earnest money Deposits previously paid by Purchaser for each development site at Target Seller Resorts;

         (ii) the purchase of lift tickets, if any, at each of the Target Seller Resorts where a development site is identified and closed, and the terms regarding the use thereof;

         (iii) a timetable for the accomplishment of various "performance milestones" by each of the parties hereto;

         (iv) a timetable for development of specific development sites by Purchaser; and

         (v) a timetable for development by the Seller of the ski "village" around The Forum site at Killington. Notwithstanding the foregoing, it is agreed that the Second Amendment to Purchase and Development Agreement will contain a due diligence or inspection period, in favor of the Purchaser, of 180 days from the execution of such Second Amendment, among other material terms. In the event that Purchaser does not, following the expiration of such 180 day period, close on any parcel of real estate within thirty-five (35) days of such expiration, provided Seller has satisfied all of its obligations to have been performed on or before said date, pursuant to the Contract, as amended, the Contract with respect to said parcel shall terminate and Seller shall refund to the Purchaser the pro-rata portion of the Deposit applicable to such parcel.

                                    ARTICLE X
                   AMENDMENTS TO ARTICLE XIII OF THE CONTRACT

         Section 10.1 Amendments to Article XIII of the Contract. Article XIII of the existing Contract is hereby amended as follows:
                  (i) In Section 13.1 - add the following sentence to the end of the paragraph: "Purchaser shall use its best efforts to complete all due diligence, including, without limitation, the approval required under
                           Section 13.1.4A, as soon as reasonably practicable following identification of the Real Property, and in any event within 180 days of the execution of a Second Amendment to the Contract."
                  (ii)     In Section  13.1.4 - delete the  following  sentence:
                           "In the event Purchaser's parent does not approve the Purchaser's acquisition of a particular parcel of Real Property, the parties will endeavor, in good faith, to select an alternate parcel or to revise the terms of the transaction, as they relate to the disapproved site, so as to gain the approval of Marriott International, Inc."
                  (iii) In Section 13.3 - add after the words "timely and duly performed" on the sixth line of the paragraph, the following: "provided, however, that Purchaser must have provided notification pursuant to Section
                           13.5 of any failure by Seller or Owner to meet the foregoing requirements in order for such failure to excuse Purchaser's obligation to close."
                  (iv) In Section 13.4 - after the first appearance of the words "termination of this Contract" on line twelve of the paragraph, add "and to the retention of the allocable portion of the Deposit."
                  (v) In Article XIII generally - delete all references to the Note, the terms of the Note and payments under the Note.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section  11.1  Definitions.  The term  "Real  Property"  as  defined in
Exhibit B of the Contract shall be deemed modified to mean those parcels or sites at Target Seller Resorts which the parties mutually agree to sell and purchase pursuant to the terms of this Amendment and the unmodified terms of the Contract. Moreover, the term Real Property may, but shall not necessarily, mean those parcels at Target Seller Resorts depicted on Exhibit A to the Contract. All other portions of the definition of Real Property shall remain unchanged.

         Section 11.2 Contract in Full Force and Effect. Except as expressly hereby modified, the remaining terms and provisions of the Contract shall continue and remain in full force and effect, except that any conflict between those terms and the provisions set forth herein shall be reconciled in favor of the terms and provisions set forth herein.

         Section 11.3 Further Assurances/Publicity. Each of Seller, Owner and Purchaser agree that the provisions of Sections 24.1 and 24.5 of the Contract shall be fully applicable to this Omnibus First Amendment and the First Amendment Closing as well as to any Second Amendment to Purchase and Development Agreement, or cancellation of the Contract pursuant to, and in compliance with, the penultimate sentence of Section 2.1 hereof.

         Section  11.4   Counterparts.   This  Amendment  and  any  document  or
instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, receipt of a signed counterpart of this Amendment by facsimile transmittal shall be sufficient to constitute an original and binding agreement with respect to the parties whose signatures appear thereon.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Omnibus First Amendment to Purchase and Development Agreement has been executed and delivered by Seller, Owner and Purchaser on the respective dates set forth next to each of their signatures.

                                          SELLER:

                                          AMERICAN SKIING COMPANY
                                          a Delaware corporation

                                          By: /s/ Leslie B. Otten
                                             -----------------------------------
                                          Attest: /s/ Daniel Kashman
                                                 -------------------------------

                                          Dated: March 8, 2000


                                          OWNER:
                                          AMERICAN SKIING COMPANY RESORT
                                          PROPERTIES, INC. a Maine corporation

                                          By: /s/ Leslie B. Otten
                                             -----------------------------------

                                          Attest: /s/ Daniel Kashman
                                                 -------------------------------
                                          Dated: March 8, 2000

                                          PURCHASER:
                                          MARRIOTT OWNERSHIP RESORTS, INC.
                                          a Delaware corporation

                                          By: /s/ William F. Minnock
                                             -----------------------------------

                                          Attest: /s/ Daniel Zanini
                                                 -------------------------------
                                          Dated: March 10, 2000